Exhibit 23.2

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Parkline Place Level 25, 252 Pitt Street Sydney NSW 2000 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Braiin Limited

Subiaco WA 6008

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement, as amended, of our report dated September 26, 2025, except for the effects of the stock split discussed in Note 2 and Note 22 to the consolidated financial statements, as to which the date is November 10, 2025 relating to the consolidated financial statements of Braiin Limited, which is contained in that Prospectus.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO Audit Pty Ltd
BDO Audit Pty Ltd
Sydney, Australia
November 10, 2025

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.